AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this         day of                 , 2011, by and among DWS Variable Series II, DWS Investment Distributors, Inc., Deutsche Investment Management Americas Inc. and Great-West Life & Annuity Insurance Company (“Great-West”) ( collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Fund Participation Agreement dated May 1, 1999, as amended, (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add First Great-West Life & Annuity Insurance Company (“First Great-West”), a New York life insurance company, as a Party to the Agreement;

WHEREAS, the Parties desire to add additional Great-West and First Great-West separate accounts to the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

WHEREAS, the Parties to the Agreement desire to add additional portfolio investment options to the Account; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1. First GWL&A is hereby added as a Party to the Agreement. The Parties to the Agreement, including First GWL&A, agree that each representation, warranty, covenant, condition and other provision of the Agreement that is applicable to GWL&A shall also be applicable to First GWL&A, with the following changes: (i) the First GWL&A accounts were established under the insurance laws of the State of New York; (ii) references to certain Colorado laws shall be changed to Section 4240, et. seq., of New York Insurance Law for the purposes of the First GWL&A accounts; (iii) references to certain Colorado insurance laws shall be to the insurance laws of the State of New York for the purposes of the First GWL&A accounts; (iv) references to the Colorado Insurance Commissioner and Colorado Variable Life Regulations shall be changed to the New York Insurance Commissioner and New York Variable Life Regulations for the purposes of the First GWL&A accounts. The rights and obligations of GWL&A and First GWL&A under the Agreement as amended hereby shall be several and not joint.

2. The first paragraph of the Agreement is deleted in its entirety and replaced with the following:

“THIS AGREEMENT, made and entered into as of this 1st day of May, 1999 by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter “GWL&A”), a Colorado life insurance company, FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, a New York life insurance company (collectively, “GWL&A”) on its own behalf and on behalf of the separate accounts described in Schedule A (the “Account(s)”); DWS VARIABLE SERIES II, a Massachusetts business trust organized under the laws of Massachusetts (hereinafter, the “Fund”); DWS INVESTMENTS DISTRIBUTORS, INC. (the “Underwriter”), a Delaware corporation, and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a Delaware corporation (the “Adviser”).

3. Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

4. Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto; and

5. All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the          day of                 , 2011.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker
Name:	Ron Laeyendecker
Title:	Senior Vice-President
Date:	1/5/12

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Susan Gile
Name:
Title:
Date:

DWS VARIABLE INVESTMENT SERIES I

By its authorized officer,

By:	/s/ Rita Rubin
Name:	Rita Rubin
Title:	Asst. Secretary
Date:

DWS INVESTMENTS DISTRIBUTORS, INC.

By its authorized officer,

By:	/s/ Michael Woods
Name:	Michael Woods
Title:	CEO
Date:	12/13/11

By:	/s/ Alban Miranda
Name:	Alban Miranda
Title:	COO
Date:	12/13/11

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.,

By its authorized officer,

By:	/s/ Alban Miranda
Name:	Alban Miranda
Title:	COO
Date:	12/13/11

By:	/s/ [unintelligible]
Name:	[unintelligible]
Title:	Director
Date:

SCHEDULE A

Separate Accounts

Name of Separate Accounts

Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

First Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

SCHEDULE B

Authorized Funds

Any Portfolios which are available and open to new investors on or after the effective date of this Agreement.